EXHIBIT 3.53
Delaware

The First State
     I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “NATIONAL PARK CARDIOLOGY SERVICES, LLC”, FILED IN THIS OFFICE ON THE THIRD DAY OF MARCH, A.D. 2009, AT 5:21 O’CLOCK P.M.

/s/ Jeffrey W. Bullock Jeffrey W. Bullock, Secretary of State

4661114 8100	AUTHENTICATION: 7168960

090233417	Date: 03-05-09

CERTIFICATE OF FORMATION
OF
NATIONAL PARK CARDIOLOGY SERVICES, LLC
     Pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the “Act”), the undersigned, desiring to form a limited liability company, does hereby certify as follows:
     1. The name of the limited liability company is National Park Cardiology Services, LLC (the “LLC”).
     2. The address of the LLCs registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801. The name of the registered agent is The Corporation Trust Company.
     3. This Certificate of Formation shall be effective upon filing with the Delaware Secretary of State.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on this 2nd day of March, 2009.

/s/ Nora L. Liggett Nora L Liggett, Authorized Person

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
DELIVERED 06/31 PM 03/03/2009
FILED 05:21 PM 03/03/2009
SRV 090233417 — 4661114 FILE